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                                                                     EXHIBIT 5.1


                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE




                                                              November 22, 1996


                             Paine Webber Group Inc.
                              PWG Capital Trust I
                              PWG Capital Trust II
                              PWG Capital Trust III
                              PWG Capital Trust IV
                           Preferred Trust Securities

Ladies and Gentlemen:

              We have acted as counsel for Paine Webber Group Inc., a Delaware corporation (the "Company"), and PWG Capital Trusts I, II, III and IV, each a business trust created under the Delaware Business Trust Act of the State of Delaware (each, a "Trust"), in connection with the proposed issuance by each Trust of its Preferred Trust Securities ("Preferred Securities") in each case pursuant to the terms of its Declaration of Trust, dated as of October 7, 1996 (the "Declaration" of such Trust), as amended and restated by an Amended and Restated Declaration of Trust (as so amended and restated, the "Amended Declaration" of such Trust), among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of such Trust, to be dated as of the date of the initial issuance of Preferred Securities by such Trust. Pursuant to a Guarantee Agreement (the "Guarantee Agreement" of such Trust), between the Company and The Chase Manhattan Bank, as Trustee (the "Guarantee Trustee"), to be dated as of the date of the initial issuance of Preferred Securities by such Trust, the Preferred Securities of each Trust will be guaranteed (the "Guarantees") by the Company with respect to distributions and payments upon liquidation, redemption or otherwise, as
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and to the extent set forth in such Guarantee Agreement. The assets of each
Trust will consist of a series of Junior Subordinated Debt Securities (the "Junior Subordinated Debentures") of the Company which will be issued under an Indenture (the "Base Indenture"), to be entered into by the Company and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"), as supplemented by a Supplemental Indenture with respect to such series to be entered into by the Company and the Indenture Trustee (the "Supplemental Indenture" of such Trust and, together with the Base Indenture, the "Indenture" of such Trust) as of the date of the initial issuance of Preferred Securities by such Trust.

              In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company; (c) the Registration Statement on Form S-3 (Registration Nos. 333-13831, 333- 13831-01, 333-13831-02, 333-13831-03 and 333-13831-04) filed with the Securities and Exchange Commission (the "Commission") on October 10, 1996, as amended by Amendment No. 1 thereto filed with the Commission on November 22, 1996, with respect to the registration of the Preferred
Securities, the Guarantees and the Junior Subordinated Debentures (collectively, the "Securities") under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as so amended, including the form of Prospectus relating to the Securities (the "Prospectus") and the form of Prospectus Supplement relating to the Preferred Securities (the "Prospectus Supplement") forming a part thereof, being hereinafter referred to as the "Registration Statement");
(d) the Certificates of Trust of each Trust, each dated October 7, 1996 and filed with the Secretary of State of Delaware on October 7, 1996; (e) the Declaration of each Trust; (f) the form of the Amended Declaration of each Trust; (g) the form of the Base Indenture; (h) the form of the Supplemental Indenture of each Trust; (i) the form of Preferred Security attached as Annex I to Exhibit B to the form of the Amended Declaration of each Trust; (j) the form of Common Security attached as Annex I to Exhibit C to the form of the Amended Declaration of each Trust; (k) the form of Guarantee Agreement of each Trust; and (l) the form of Junior Subordinated Debenture set forth in Article V of the form of Supplemental Indenture of each Trust.
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         Based on the foregoing, we are of opinion as follows:

         1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, with full corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

         2. When a Guarantee Agreement of a particular Trust has been duly authorized, executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by the Guarantee Trustee, such Guarantee Agreement and the Guarantees with respect to the Preferred Securities of such Trust will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

         3. When (i) the Indenture, including the Supplemental Indenture to be entered into in connection with the issuance of a particular series of Junior Subordinated Debentures, has been duly authorized, executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by the Indenture Trustee, (ii) the specific terms of a series of Junior Subordinated Debentures have been established in conformity with the Indenture of such Trust and (iii) such series of Junior Subordinated Debentures has been duly authorized, executed and delivered by the Company and authenticated in the manner provided for in such Indenture and delivered against payment therefor as described in the Prospectus and the applicable Prospectus Supplement, such Junior Subordinated Debentures will constitute legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity,
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including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

              We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

              We know that we are referred to, as counsel who has passed upon the validity of the Guarantees and the Junior Subordinated Debentures, in the Prospectus relating to Preferred Securities, Guarantees and Junior Subordinated Debentures forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement, as well as to the use of this letter as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Cravath, Swaine & Moore


Paine Webber Group Inc.
      1285 Avenue of the Americas
           New York, NY 10019

PWG Capital Trust I
      1285 Avenue of the Americas
           New York, NY 10019

PWG Capital Trust II
      1285 Avenue of the Americas
           New York, NY 10019

PWG Capital Trust III
      1285 Avenue of the Americas
           New York, NY 10019

PWG Capital Trust IV
      1285 Avenue of the Americas
           New York, NY 10019

348A